                                                                       EXHIBIT 3






_______________________________________________________________________________





                          REGISTRATION RIGHTS AGREEMENT


                                     BETWEEN


                                ADMINISTAFF, INC.


                                       AND


             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.





                           Dated as of March 10, 1998


_______________________________________________________________________________

                                TABLE OF CONTENTS

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                                                                                                     Page
RECITALS................................................................................................1

     SECTION 1.  Definitions............................................................................1
                 (a)      Defined Terms.................................................................1
                 (b)      Terms Defined in Purchase Agreement...........................................5
                 (c)      Cross-References..............................................................5

     SECTION 2.  Registration Under the Securities Act for the Benefit of the Holders...................5
                 (a)      Filing of Registration Statement. ............................................5
                 (b)      Number of Registrations.......................................................5
                 (c)      Inclusion in Registration Statement.  ........................................6
                 (d)      Plan of Distribution. ........................................................6
                 (e)      Company Delay Rights..........................................................6
                 (f)      Selection of Underwriters.  ..................................................7
                 (g)      Priority......................................................................7

     SECTION 3.  Registration Procedures................................................................8

     SECTION 4.  Right to Piggyback....................................................................12
                 (a)      Piggyback Registration.......................................................12
                 (b)      Priority on Primary Offerings................................................12
                 (c)      Priority on Secondary Offerings..............................................12

     SECTION 5.  Holdback Agreements...................................................................13

     SECTION 6.  Registration Expenses.................................................................13

     SECTION 7.  Indemnification.......................................................................14
                 (a)      Indemnification by the Company...............................................14
                 (b)      Indemnification by Holders of Registrable Stock.  ...........................15
                 (c)      Procedure....................................................................15
                 (d)      Contribution.................................................................16
                 (e)      Other Indemnifications.......................................................17

     SECTION 8.  Withdrawals...........................................................................17

     SECTION 9.  Exchange Act Registration; Rule 144 Reporting.........................................17


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

                                                                                                          Page
                                                                                                          ----


         SECTION 10.  Limitation on Registration Rights of Others...........................................18

         SECTION 11.  Termination.  ........................................................................18

         SECTION 12.  Notices. .............................................................................18

         SECTION 13.  Successors............................................................................19

         SECTION 14.  Governing Law. .......................................................................19

         SECTION 15.  Benefits of this Agreement.  .........................................................19

         SECTION 16.  Counterparts..........................................................................19

         SECTION 17.  Amendments; Waivers...................................................................19

         SECTION 18.  Jurisdiction.  .......................................................................20

         SECTION 19.  Specific Performance..................................................................20

         SECTION 20.  Entire Agreement.  ...................................................................20

         SECTION 21.  Severability..........................................................................20

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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of March 10, 1998, by and between ADMINISTAFF, INC., a Delaware corporation (the "Company"), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (the "Purchaser").

                                    RECITALS:

         A. The Purchaser and the Company have entered into a Securities Purchase Agreement, dated as of January 27, 1998 (the "Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase Units from the Company, each of which shall consist of one share of Common Stock and 2.98 Warrants;

         B. As a condition of the willingness of the Purchaser to purchase the Common Stock and the Warrants pursuant to the Purchase Agreement, the Company has agreed to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce the Purchaser and the Company to proceed with the transactions contemplated by the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.     Definitions.

              (a) Defined Terms. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Agreement" means this Registration Rights Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Houston, Texas.

         "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 60,000,000 shares of Common Stock, par value $.01 per share.

         "Company" is defined in the Preamble.

         "Current Market Price" of each share of Common Stock means (i) the average of the closing prices of the Common Stock for the five-day period immediately preceding the day in question as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if the Common Stock is no longer traded on the New York Stock Exchange under the quotation system under which closing prices are reported or, if The Wall Street Journal no longer reports such closing prices, such closing prices as reported by a newspaper or trade journal selected by the Company, or, if no such closing prices are available on such dates, (ii) the proposed public offering price estimated in good faith by the requesting Holders.

         "Demand Prospectus" means the prospectus included in the Demand Registration Statement, including any preliminary prospectus and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Stock covered by the Demand Registration Statement, and in each case including all material incorporated by reference therein.

         "Demand Registration" shall mean a registration effected by means of a Demand Registration Statement.

         "Demand Registration Request" is defined in Section 2(a).

         "Demand Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Stock to be offered and sold, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the Purchaser or any subsequent holder of Registrable Stock or Warrants.

         "Indemnified Person" is defined in Section 7(a).

         "Indemnifying Person" is defined in Section 7(c).

         "Listed Underwriters" shall initially mean Morgan Stanley & Co. Incorporated; Donaldson, Lufkin & Jenrette Securities Corporation; Solomon Smith Barney; Lehman Brothers; Goldman, Sachs & Co.; Bear, Stearns & Co. Inc.; and Merrill Lynch & Co.

         "Maximum Number" is defined in Section 4(b).

         "Named Underwriters" shall initially mean Morgan Stanley & Co. Incorporated; Donaldson, Lufkin & Jenrette Securities Corporation; Raymond James & Associates, Inc.; The Robinson-


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

Humphrey Company LLC.; Robert W. Baird & Co.; BancAmerica Robertson Stephenson; Solomon Smith Barney; and BT Alex. Brown Incorporated.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Piggyback Registration" is defined in Section 4(a).

         "Piggyback Registration Request" is defined in Section 4(a).

         "Prospectus" means a Demand Prospectus or a Shelf Prospectus.

         "Purchase Agreement" is defined in the Recitals.

         "Purchaser" is defined in the Preamble.

         "PVI Agreement" means the Registration Rights Agreement among the Company, Pyramid Ventures, Inc. and the Board of Trustees of the Texas Growth Fund, as trustee for the Texas Growth Fund -- 1991 Trust, dated as of May 13, 1994.

         "Registrable Stock" means (i) the Common Stock issued to the Purchaser pursuant to the Purchase Agreement, (ii) the Common Stock issued or issuable upon exercise of a Warrant, and (iii) any Common Stock issued or purchased upon exercise of the preemptive or other purchase rights set forth in Section 9 of the Purchase Agreement, (iv) any Common Stock acquired by the Purchaser after the date hereof (other than pursuant to clauses (i), (ii) and (iii) above) and
(v) any Common Stock that may be issued or distributed in respect of the Common Stock referred to in clauses (i) through (iv), or any stock split, stock dividend, merger, share exchange, recapitalization or other distribution or similar event; provided, however, that any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, or (ii) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned; provided, however, that any Registrable Stock referred to in clause (iv) shall cease to be Registrable Stock when the Purchaser is no longer an Affiliate of the Company.

         "Registration Expenses" is defined in Section 6.

         "Registration Request" is defined in Section 2(a).

         "Registration Statement" means a Demand Registration Statement or a Shelf Registration Statement.

         "Requesting Holders" is defined in Section 2(a).

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         "SEC" means the Securities and Exchange Commission.

         "Secondary Requests" is defined in Section 2(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Expenses" is defined in Section 6.

         "Shelf Prospectus" means the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Stock covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

         "Shelf Registration" shall mean a registration effected by means of a Shelf Registration Statement.

         "Shelf Registration Request" is defined in Section 2(a).

         "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Stock to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

         "Termination Event" is defined in Section 7(c) of the Purchase
Agreement.

         "Underwritten Distribution" is defined in Section 2(b).

         "Underwritten Distribution Request" is defined in Section 2(f).

         "Underwritten Transactions" is defined in Section 6.

         "Units" means investment units of the Company, each of which consists of one share of Common Stock and 2.98 Warrants.

         "Warrant Agreement" means the Warrant Agreement, dated the date hereof, between the Company and the Purchaser.

         "Warrants" means the warrants to purchase one share of Common Stock of the Company, issued to the Purchaser pursuant to the Purchase Agreement.

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               (b)  Terms Defined in Purchase Agreement.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

               (c) Cross-References. Unless otherwise specified, references in this Agreement to any Section, Recital or Preamble are references to such Section, Recital or Preamble of this Agreement, and unless otherwise specified, references in any Section, or definition to any clause or subsection are references to such clause or subsection of such Section or definition.

         SECTION 2. Registration Under the Securities Act for the Benefit of the Holders.

               (a) Filing of Registration Statement. One or more Holders (the "Requesting Holders") of Registrable Stock may notify the Company in writing at any time and from time to time after the earlier of (i) the second anniversary of the Closing Date and (ii) the occurrence of a Termination Event that such Requesting Holders desire that the Company either (A) file a Shelf Registration Statement with respect to the Registrable Stock (a "Shelf Registration Request") or (B) file a Demand Registration Statement with respect to the Registrable Stock (a "Demand Registration Request", and together with a "Shelf Registration Request", a "Registration Request"). The Company agrees to use its reasonable efforts to keep (i) any Shelf Registration Request continuously effective for a period of two years after the effective date and (ii) any Demand Registration Statement filed pursuant to a Demand Registration Request continuously effective for a period of six months following the effective date. Promptly (and in any case within five Business Days) following a Registration Request, the Requesting Holders shall give written notice of such requested registration to all other Holders and thereupon the Company will expeditiously prepare and file a registration statement with respect to, and use its reasonable best efforts to effect the registration under the Securities Act, of:

                    (1) the Registrable Stock which the Company has been so
                  requested to register by the Holders delivering the Registration Request, for disposition in accordance with the intended method of disposition stated in such request, and

                    (2) all other Registrable Stock which the Company has been requested to register by the other Holders by written request (a "Secondary Requests") delivered to the Company within five Business Days after the giving of such notice by the Requesting Holders.

Any Shelf Registration Request shall contain an undertaking by the Requesting Holders that the numbers of shares requested to be registered pursuant to a Shelf Registration Statement represent the number of shares that the Requesting Holders in good faith believe will be sold or disposed of in the two year period after the effective date of such Shelf Registration Request. Any Secondary Request with respect to a Shelf Registration Statement shall contain a similar undertaking. Notwithstanding anything to the contrary contained herein, the Company shall not be required to file a Demand Registration Statement pursuant to this Section 2(a) or to participate in an Underwritten

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Distribution off of a Shelf Registration Statement if the Current Market Price
of all Registrable Stock which the Requesting Holders request be registered on such Demand Registration Statement or sold in such Underwritten Distribution does not equal $2,500,000 or more.

                  (b) Number of Registrations. In addition to the Company's obligations under Section 2(a) to file registration statements, and to use its reasonable best efforts to cause such registration statements to become effective, the Company agrees to participate in underwritten distributions off of a Shelf Distribution Statement (an "Underwritten Distribution"). The Company shall be obligated to cause a Demand Registration Statement to be filed pursuant to the provisions of Section 2(a) and to participate in Underwritten Distributions a total of ten times; provided, however, that a request for a Demand Registration Statement or an Underwritten Distribution shall not be deemed to be effected for purposes of this Section 2(b) unless (i) the Demand Registration Statement or Shelf Registration Statement (as the case may be) has been declared effective by the SEC, and (ii) such registration statement has remained continuously effective until the earlier of (A) the termination of the period set forth in Section 2(a), (B) the disposition of the Registrable Stock covered by such Registration Statement and (C) the withdrawal of such Registration Statement at the request of the Requesting Holders. The Company shall be obligated to cause a Shelf Registration Statement to be filed pursuant the provisions of Section 2(a) an unlimited number of times. The Company shall not be obligated to cause a Demand Registration Statement or Shelf Registration Statement to be filed pursuant to the provisions of Section 2(a) at any time an earlier Registration Statement is still effective, unless such later filing is intended to add securities to be distributed in connection with the prior filing pursuant to Rule 429 or 462 under the Securities Act (or any successor rules) or otherwise.

                  (c) Inclusion in Registration Statement. Any Holder who does not provide the information requested by the Company and required by the rules and regulations of the SEC to be included in a Registration Statement as promptly as practicable after receipt of such request, but in no event later than ten days thereafter, shall not be entitled to have its Registrable Stock included in a Registration Statement.

                  (d) Plan of Distribution. A Registration Statement shall provide for and permit distributions of the Registerable Stock through underwritten distributions, secondary distributions, exchange distributions, block trades, ordinary brokerage transactions, any other method of distribution requested by a Holder or a combination of such methods of sale. Registerable Stock may be sold from time to time to purchasers directly by any Holder, or any such Holder may from time to time offer the Registerable Stock through underwriters, dealers or agents, who may receive compensation in the form of discounts or commissions from such Holder and/or the purchasers of Registerable Stock.

                  (e) Company Delay Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in Section 3(a), Section 3(b), or Section 3(i) with respect to each Holder who holds Registerable Stock to the extent that the Company is in possession of material non-public information that it has a bona fide business

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purpose for preserving as confidential and that is not then otherwise required to be disclosed and it delivers written notice (i) in the case of a Demand Registration, to each Holder that it intends to defer the actions so required for a period not to exceed 60 days from the date of such notice, and (ii) in the case of a Shelf Registration, to each Holder that it intends to defer the actions so required, and that such Holder may not make offers or sales under a Shelf Registration Statement, for a period not to exceed 60 days from the date of such notice; provided, however, that the Company may deliver only two such notices in the aggregate within any twelve-month period.

                  (f) Selection of Underwriters. Upon receipt of a Demand Registration Request which contemplates an underwritten offering or a request (an "Underwritten Distribution Request") to participate in an Underwritten Distribution, the Company shall choose three of the Named Underwriters (two of which must be Listed Underwriters) and promptly (but in any event within five Business Days) notify the Requesting Holders of its selections. The Holders of a majority of the Registerable Stock to be sold in the Demand Registration or Underwritten Distribution then may designate one of the three designated Named Underwriters to serve as the managing underwriter in such offering. The Company and the Purchaser agree to annually review the list of Named Underwriters and to mutually agree on any deletions or additions to the list of Named Underwriters, provided that the list of Named Underwriters shall at all times include at least seven Named Underwriters and at least two Listed Underwriters. The Company and the Purchaser agree to annually review the list of Listed Underwriters and to mutually agree on any deletions or additions to the list of Listed Underwriters.

                  (g) Priority. Notwithstanding any other provision of this
Section 2, if, in the case of a Demand Registration involving an underwritten offering, the managing underwriter advises the Company and the Requesting Holders in writing that in its opinion the aggregate number of shares of Common Stock requested to be included in such offering (including Registrable Stock and any shares of Common Stock to be offered for the account of the Company or any other securityholder of the Company) would materially adversely affect the success of such offering or the offering price of the shares of Common Stock to be offered, the managing underwriter may limit the Registrable Stock that may be included in such registration. The Company shall so advise each Requesting Holder of such limitation, and the number of shares of Registrable Stock that may be included in such registration and underwriting shall be allocated in the following order of priority: (i) first, the number of shares of Registrable Stock specified in the Demand Request (and in any Secondary Requests) in proportion, as nearly as practicable, to the respective number of Registrable Stock requested to be included in such registration by each such Holder, (ii) second, any or all shares of Common Stock to be sold by the Company pursuant to such registration, and (iii) third, among any other securityholders requesting that shares of Common Stock held by such securityholders be included in such registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock requested to be included in such registration by each such securityholder. No Registrable Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

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         SECTION 3.   Registration Procedures.

         In connection with the obligations of the Company with respect to a Shelf Registration Statement or Demand Registration Statement contemplated by
Section 2 hereof, the Company shall as expeditiously as possible:

                  (a) subject to Section 2(e) hereof, prepare and file with the SEC a Shelf Registration Statement or Demand Registration Statement for the sale of the Registrable Stock in accordance with the requested methods of distribution described in Section 2(d) hereof, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the periods contemplated in this Agreement;

                  (b) subject to Section 2(e) and Section 3(i) hereof, (i) prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; (ii) cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the requested methods of distribution;

                  (c) furnish to each Holder, without charge, as many copies of each Shelf Prospectus or Demand Prospectus forming a part of a Registration Statement and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Registrable Stock; subject to Section 2(e) hereof, the Company consents to the use of the Shelf Prospectus or Demand Prospectus and any amendment or supplement thereto by each such Holder of Registrable Stock in connection with the offering and sale of the Registrable Stock covered by the Shelf Prospectus or Demand Prospectus or amendment or supplement thereto;

                  (d) use its reasonable efforts to register or qualify the Registrable Stock by the time a Shelf Registration Statement or Demand Registration Statement (as the case may be) is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder who holds Registrable Stock covered by such Shelf Registration Statement or Demand Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement or Demand Registration Statement is required to be kept effective; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d),

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(ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

                  (e) notify each Holder promptly (i) when a Shelf Registration Statement or Demand Registration Statement (as the case may be) and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Shelf Prospectus or Demand Prospectus forming a part of a Registration Statement has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or Demand Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Stock for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period a Shelf Registration Statement or Demand Registration Statement is effective as a result of which (A) such Shelf Registration Statement or Demand Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Shelf Prospectus or Demand Prospectus forming a part of the registration statement as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or Demand Registration Statement or any part thereof as promptly as possible;

                  (g) furnish to each Holder, without charge, at least one conformed copy of each Shelf Registration Statement and Demand Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Stock to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Stock;

                  (i) subject to Section 2(e) hereof, upon the occurrence of any event contemplated by Section 2(e) or clause (v) of Section 3(e) hereof, use its reasonable efforts promptly to prepare and file an amendment or a supplement to the Shelf Prospectus or Demand Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement or Demand Registration Statement, or file any other required document, in any such case to the extent necessary so that, such Shelf Prospectus or Demand Prospectus and Shelf Registration Statement or Demand Registration Statement as then amended or supplemented will not contain any untrue statement of a material fact or omit to state

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



any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

                  (j) make available for inspection by the Holders and any counsel, accountants, underwriters, dealers or agents or other representatives retained by such Holders all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by such Holders, counsel, accountants or representatives in connection with any Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies such Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by such Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

                  (k) furnish, at the request of any selling Holder, on the date that shares of Registrable Stock are delivered to the underwriters for sale pursuant to a Demand Registration or an Underwritten Distribution: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that the Shelf Registration Statement or Demand Registration Statement (as the case may be) has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement and Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder and that such counsel does not believe that any such Registration Statement, Prospectus, amendment or supplement contains a misstatement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading (except that such counsel need express no opinion as to financial statements or financial or statistical data contained therein) and
(C) to such other effects as may reasonably be requested by counsel for the underwriters or by such selling Holder or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement and the Prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request;

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                  (l) a reasonable time prior to the filing of the Shelf
Registration Statement or Demand Registration Statement or any amendment thereto, or any Shelf Prospectus or Demand Prospectus forming a part of the registration statement or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein, unless requested) to the Holders;

                  (m) use its reasonable efforts to cause all Registrable Stock to be listed on any securities exchange on which similar securities issued by the Company are then listed; and

                  (n) use its reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         In connection with and as a condition to the Company's obligations with respect to any Shelf Registration Statement or Demand Registration Statement pursuant to Section 2 hereof and this Section 3, each Holder covenants and agrees that upon receipt of any notice from the Company contemplated by Section 2(e) or Section 3(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 3(e)), such Holder shall not offer or sell any Registrable Stock pursuant to a Shelf Registration Statement or Demand Registration Statement until such Holder receives copies of the supplemented or amended Shelf Prospectus or Demand Prospectus contemplated by Section 3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Shelf Prospectus or Demand Prospectus as amended or supplemented at the time of receipt of such notice.

         In connection with each Demand Registration Statement or Underwritten Distribution pursuant to this Section 3 and Section 2 hereof, the Company agrees
(i) to cooperate fully in such distribution, and (ii) to participate in meetings with potential investors and in the preparation of presentations for such meetings and to cause its executive officers to participate in a "roadshow" if the managing underwriter so requests; provided, that the Company shall be obligated to participate in meetings and "roadshows" pursuant to (ii) above on only seven occasions. In connection with each Demand Registration Statement or Underwritten Distribution pursuant to this Section 3 and Section 2 hereof, the Company further agrees, to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, including, without limitation, customary indemnification provisions substantially consistent with Section 7 hereof and customary lockup provisions; provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof; provided, further that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter. In connection with any other distribution that is not a underwritten distribution, the Company agrees to enter into a written agreement with any broker or dealer who participates in such distribution containing such provisions as are customary in the securities business for such an arrangement, including, without limitation, customary indemnity provisions substantially consistent with Section 7.

         SECTION 4.   Right to Piggyback.

                  (a) Piggyback Registration. If the Company at any time proposes to register any of its Common Stock or other securities under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Stock for sale to the public) (a "Piggyback Registration"), the Company will promptly (but in any event within 20 Business Days) give written notice to all Holders of its intention to effect such registration and will include in such registration all Registrable Stock with respect to which the Company has received written requests for inclusion within 10 Business Days after the giving of the Company's notice (a "Piggyback Registration Request"); provided, however, that the Company shall not be required to include Registrable Stock in the securities to be registered pursuant to a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable, so long as no other shares are to be included in the securities to be registered pursuant to the registration statement for the account of any person other than the Company. In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock, any Piggyback Registration Request by a Holder shall include an agreement of such Holder that such Registrable Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

                  (b) Priority on Primary Offerings. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration exceeds the maximum number which can be included in such offering without adversely affecting the marketability of the offering (the "Maximum Number"), the Company will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, securities the Company proposes to sell, (ii) second, subject to the rights set forth in the PVI Agreement as in effect on the date hereof, Registrable Stock covered by Piggyback Registration Requests, which shall be pro rata among the Holders thereof on the basis of the number of shares requested to be registered by each such Holder, and (iii) third, other securities requested to be included in such registration.

                  (c) Priority on Secondary Offerings. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Number, the Company will include in such registration the shares requested to be included therein by the holders requesting such registration and the Registrable Stock covered by Piggyback Registration Requests and any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration; provided, however, that if the holders requesting registration are doing so pursuant to demand registration rights of such holders, such holders' shares shall take priority over any Registrable Stock.

         SECTION 5. Holdback Agreements. If any registration in which any Holder is participating shall be in connection with an underwritten public offering, each such Holder agrees (and shall enter into an agreement which shall so state), if requested by the managing underwriter or underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Stock (other than as part of such underwritten public offering) during the 90 day period beginning on the effective date of any underwritten offering of securities by the Company; provided, however, that the provisions of this Section 5 shall be applicable to Holders only if each officer and director of the Company, and all other stockholders of the Company so requested by the underwriters, shall, prior to such effective date, have entered into written agreements with the Company and/or the managing underwriter or underwriters imposing on such officer and director and other stockholders similar restrictions as those set forth in this
Section 5 with respect to the Holders.

         SECTION 6. Registration Expenses. Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with its obligations under this Agreement will be paid by the Company, regardless of whether Registrable Stock is sold pursuant to any registration statement, including, without limitation, all registration, filing and listing fees, fees and expenses of compliance with securities or blue sky laws, printing, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants of the Company (including, without limitation, in connection with any special audit or "cold comfort" letters), and fees and expenses associated with any NASD filing required to be made in connection with the registration statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (collectively, the "Registration Expenses"); provided, however, that any incremental expenses incurred by the Company in connection with the registration and disposition of Registrable Stock referred to in clause (iv) of the definition of Registrable Stock in Section 1 hereof shall not be Registration Expenses for purpose hereof and will be paid in all cases by the Purchaser. Registration Expenses shall not include the fees and disbursements of counsel for any Holder or any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the Registrable Stock sold by such Holders (collectively, the "Selling Expenses"). Notwithstanding the first sentence of this Section 6, with respect to Demand Registration Statements and Underwritten Distributions (collectively, the "Underwritten Transactions"), the Registration Expenses shall be payable as follows: the Company shall pay the Registration Expenses for the first three Underwritten Transactions; the Holders shall pay the Registration Expenses for the fourth Underwritten Transaction; the Company shall pay the Registration Expenses for the fifth

Underwritten Transaction; the Holders shall pay the Registration Expenses for the sixth Underwritten Transaction; the Company shall pay the Registration Expenses for the seventh Underwritten Distribution; and the Holders shall pay the Registration Expenses for the eighth Underwritten Distribution. The Company will, in any event, pay its internal expenses, the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded.

         SECTION 7.   Indemnification.

                  (a) Indemnification by the Company. In the event of the registration of any Registrable Stock under the Securities Act pursuant to the provisions hereof, the Company will indemnify and hold harmless each and every seller of Registrable Stock, its directors, officers, employees and agents, and each other Person, if any, who controls such seller within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being hereinafter sometimes referred to as an "Indemnified Person" provided that for purposes of subsections (b), (c) and (d) of this Section 7 "Indemnified Person" also shall include the Company, its directors, officers, employees and agents, and each other Person, if any who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which Registrable Stock was registered under the Securities Act or any prospectus or preliminary prospectus included therein (in each case, as amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement or prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person stated to be specifically for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such Registrable Stock.

                  (b) Indemnification by Holders of Registrable Stock. In the event of the registration of any Registrable Stock under the Securities Act pursuant to the provisions hereof, each Holder on whose behalf such Registrable Stock shall have been registered will indemnify and hold harmless each and every Indemnified Person, against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement under which Registrable Stock was registered under the Securities Act or any prospectus or preliminary prospectus included therein (in each case, as amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in preparation thereof, and will reimburse each such Indemnified Person for any legal and other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each Holder hereunder shall be limited to the proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

                  (c) Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Person will, if such Indemnified Person intends to make a claim in respect thereof against the party agreeing to indemnify such Indemnified Person pursuant to subsections (a) or (b) of this
Section 7 (any such Person being hereinafter referred to as an "Indemnifying Person"), give written notice to such Indemnifying Person of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any of its obligations pursuant to the provisions of this Section 7 except to the extent that the Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action is brought against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate in, and to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person, the Indemnifying Person shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. No Indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (i) the Indemnifying Person has agreed to pay such fees and expenses, (ii) the Indemnifying Person shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying

Person and such Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person). The Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not unreasonably be withheld, delayed or conditioned, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, subject to no further appeal, the Indemnifying Person shall indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment.

                  (d) Contribution. If the indemnification provided for in this
Section 7 is unavailable to a party that would have been an Indemnified Person under this Section 7 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Person or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with the investigation or defense of any action or claim. The Company and each Holder of Registrable Stock agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. Notwithstanding the provisions of this Section 7(d), no Holder of Registrable Stock shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock sold by it exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnifications. Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Stock with respect to any required registration or other qualification of such Registrable Stock under any federal or state law or regulation or governmental authority other than the Securities Act.

         SECTION 8. Withdrawals. Any Holder or Holders may at any time withdraw any request made pursuant to Section 4 hereof for inclusion of its Registrable Stock in a Piggyback Registration or Section 2 hereof for registration of its Registrable Stock.

         SECTION 9. Exchange Act Registration; Rule 144 Reporting. The Company covenants and agrees that until such time as the Holders no longer hold any Registrable Stock it will:

                (a) if required by law, maintain an effective registration statement (containing such information and documents as the SEC shall specify) with respect to the Common Stock of the Company under Section 12(g) of the Exchange Act;

                (b) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, even if the Company subsequently ceases to be subject to the reporting requirements of the Securities Act or the Exchange Act;

                (c) use its reasonable best efforts to file with the SEC in a timely manner all reports and documents required of the Company under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and other information in the possession of or reasonably attainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Stock without registration.

The Company represents and warrants that such registration statement or any information, document or report filed with the SEC in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the Holders, their officers, directors, employees and agents, or any Person controlling (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 7.

         SECTION 10. Limitation on Registration Rights of Others. Except as set forth on Exhibit A hereto, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company covenants and agrees that, so long as Holders hold Registrable Stock with a Current Market Price equal to or greater than $2,500,000, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any registration rights of securities of the Company upon the demand of any Person without the prior written consent of the Required Holders. The Company may grant "piggyback" registration rights after the date hereof, provided such rights are expressly subject and subordinated to the rights of registration of the Holders pursuant to Section 4(b) on terms reasonably satisfactory to the Required Holders.

         SECTION 11. Termination. The rights of any Holder under Sections 2, 3 and 4 of this Agreement shall terminate as to any Registrable Stock when such Registrable Stock has been effectively registered under the Securities Act and sold pursuant to a registration statement covering such Registrable Stock. The expense provisions of Section 6 and the indemnification and contribution provisions of Section 7 shall survive any termination of this Agreement.

         SECTION 12. Notices. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing and delivered personally, by mail or by telecopy and shall be sufficiently given to the Purchaser and the Company if addressed or delivered to them at the following addresses:

                  If to Company:        Administaff, Inc.
                                        19001 Crescent Springs Drive
                                        Kingswood, Texas 77339-3802
                                        Attention: General Counsel
                                        Telephone No.: (281)348-3251
                                        Telecopier No.: (281)348-2859

                  with a copy to:       Andrews & Kurth L.L.P.
                                        4200 Texas Commerce Tower
                                        600 Travis Street
                                        Houston, Texas 77002
                                        Attention: G. Michael O'Leary
                                        Telephone No.: (713)220-4360
                                        Telecopier No.: (713)220-4593

                  If to the Purchaser:  American Express Company
                                        American Express Tower
                                        World Financial Center
                                        200 Vesey Street
                                        New York, New York 10285
                                        Attention: General Counsel

                                        Telephone No.: (212) 640-5789
                                        Telecopier No.: (212) 267-9061

                  with a copy to:       King & Spalding
                                        191 Peachtree Street
                                        Atlanta, Georgia 30301-1763
                                        Attention: John J. Kelley III
                                        Telephone No.:  (404)572-3401
                                        Telecopier No.:  (404)572-5146

or at such other address as any party or any other Holder may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) when received, if deposited in the mail, postage prepaid and
(iii) when transmission is verified, if telecopied.

         SECTION 13. Successors. All covenants and agreements of this Agreement by or on behalf of any of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any Holders from time to time of the Registrable Stock or the Warrants and successors and assigns by operation of law, merger or consolidation; provided, that without the consent of the Company the Purchaser may not assign its rights under this Agreement to any Person, except for an assignment to an Affiliate of the Purchaser, an Associate of the Purchaser, a Subsidiary of the Purchaser or any entity of which Purchaser is, directly or indirectly, a Subsidiary.

         SECTION 14. Governing Law. This Agreement shall be governed by laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said state.

         SECTION 15. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Purchaser and the other Holders any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Purchaser and the other Holders.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         SECTION 17. Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or fail to take any action herein required to be performed by it if, but only if, the Company has obtained the written consent of the Holders of a majority of the total number of shares of outstanding Registrable Stock at the time such amendment or waiver becomes effective and any such waiver or action so given or taken shall be binding on all Holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

         SECTION 18. Jurisdiction. Each of the parties hereto hereby agrees that any legal action or proceeding against such party with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as the other party may elect, and, by execution and delivery hereof, such party accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the other party in writing, with respect to any action or proceeding brought by such party against the other party. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date ten calendar days after such mailing and (ii) any earlier date permitted by applicable law.

         SECTION 19. Specific Performance. The Company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

         SECTION 20. Entire Agreement. The parties hereto agree that this Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

         SECTION 21. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   ADMINISTAFF, INC.

                                   By: /s/ Paul Sarvadi
                                       ------------------------------
                                       Name:  Paul Sarvadi
                                       Title: President

                                   AMERICAN EXPRESS TRAVEL RELATED
                                   SERVICES COMPANY, INC.

                                   By: /s/ Anne Busquet
                                       ------------------------------
                                       Name:  Anne Busquet
                                       Title: President, AERS

                                   EXHIBIT A

         That certain Registration Rights Agreement, dated as of May 13, 1994, among the Company's Pyramid Ventures, Inc., a Delaware corporation, and the Board of Trustees of the Texas Growth Fund, as trustee for the Texas Growth Fund -- 1991 Trust, as amended.